UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2019

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive

Morrisville, NC  27560

 (Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

801 Capitola Drive, Durham, NC 27713

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01   Regulation FD Disclosure.

On November 5, 2019, an abstract (the “Abstract”) titled “Treating Advanced Non-Small Lung Cancer Patients after Checkpoint Inhibitor Treatment Failure with a Novel Combination of Viagenpumatucel-L (HS-110) plus Nivolumab” which had been submitted by Heat Biologics, Inc. (the “Company”) to The Society for Immunotherapy of Cancer’s (SITC) in connection with its 34th Annual Meeting was published by SITC. The data presented was obtained from the Company’s ongoing phase 2 study of previously-treated non-small lung cancer patients (NSCLC) of HS-110 in combination with nivolumab (Cohort B). Patients in this cohort have progressed after ≥ 4 months of prior treatment with a checkpoint inhibitor. The study evaluates whether the addition of HS-110 to nivolumab may restore responsiveness to treatment after tumor progression on prior checkpoint inhibitor therapy. Cohort B data presented below is based on 56 patients in the intent-to-treat (ITT) population at the time of data cut-off:

•

Response rate by RECIST 1.1

o

Partial response (PR) in 7 patients (13%)

o

Stable disease (SD) in 26 patients (46%)

o

Disease control rate (DCR) was (59%)

•

Median overall survival (OS) was estimated at 11.8 months (95% CI; 6.6 - not reached months) with 39 of the 56 patients censored (70% of patients still alive).

•

Median progression free survival (mPFS) was estimated at 3.2 months (95% CI; 1.9 - 4.0 months) with 17 patients censored.

•

Subset analysis based on Injection Site Reaction (ISR):

o

Patients who experienced an ISR versus those who did not experience ISR:

▪

Improved PFS (3.7 vs 1.8 months; HR 0.40, p =0.0068)

▪

Improved OS (12 vs 5 months; HR 0.16, p=0.0005)

•

Combination of HS-110 and nivolumab was well tolerated by patients.

o

92% of adverse events (AEs) were mild (Grade 1 or 2).

o

There were only four grade 4 events, and no grade 5 AEs.

A copy of the Abstract is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of the attached Abstract is not an admission as to the materiality of any information therein. The information contained in the Abstract is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 8.01   Other Events.

On November 5, 2019, the Company issued a press release announcing that on November 5, 2019 an abstract titled “Treating Advanced Non-Small Lung Cancer Patients after Checkpoint Inhibitor Treatment Failure with a Novel Combination of Viagenpumatucel-L (HS-110) plus Nivolumab” which had been submitted by the Company to The Society for Immunotherapy of Cancer’s (SITC) in connection with its 34th Annual Meeting was published by SITC. A copy of the press release regarding the Abstract is attached as Exhibit 99.2 and incorporated herein by reference.

A copy of the Company’s new corporate slide presentation that includes information from the Abstract and data from the Company’s ongoing phase 2 study is also attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

The Company undertakes no duty or obligation to update or revise information included in this Current Report or the Exhibits.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Abstract titled “Treating Advanced Non-Small Lung Cancer Patients after Checkpoint Inhibitor Treatment Failure with a Novel Combination of Viagenpumatucel-L (HS-110) plus Nivolumab”
99.2	Press Release of Heat Biologics, Inc. dated November 5, 2018
99.3	Corporate Presentation dated November 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2019	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer